EXHIBIT 99.2

TPT Global Tech Successfully Broadcast its Frist Professional Indoor Soccer Match On VuMe Live

Topic: Partnerships

Tuesday, 25 March 2025 12:45 PM

San Diego Sockers Edge Out Empire Strykers 9–8 in Thrilling MASL Showdown Broadcast Live on VuMe Super App

SAN DIEGO, CA and ONTARIO, CA / ACCESS Newswire / March 25, 2025 / TPT Global Tech (OTC Pink:TPTW) and its subsidiary VüMe LLC (www.vumesuperapp.com) successfully streamed their first Major Arena Soccer League (MASL) game live on the VüMe Live Super App as the San Diego Sockers defeated the Empire Strykers 9-8 in a nail-biting match at Toyota Arena.

The Sunday, March 23rd game marked VuMe Live's official entry into professional sports streaming, delivering an intense, back-and-forth battle between two MASL rivals. Fans from around the world were able to tune in via the VuMe Super App, currently in beta, to witness the Sockers clinch the win in the final minutes of play.

The broadcast was part of a year-long partnership between TPT Global Tech and MASL, which includes streaming over 150 professional indoor soccer games across the U.S. and Mexico. The VuMe platform supports full HD streaming with real-time fan interaction and social engagement features, bringing fans closer to the action than ever before.

"What an incredible way to kick off our partnership-with a high-energy, one-goal thriller between two great teams," said Stephen Thomas, CEO of TPT Global Tech. "VuMe is changing the game for sports fans and redefining how we experience live events."

"We're excited MASL fans got to enjoy this game on VuMe," added MASL President Jeff Burum. "This is just the beginning of our mission to expand the reach and accessibility of indoor soccer."

https://www.youtube.com/shorts/oepmL1pmxc4

Fans can continue to catch upcoming MASL games all season long on the VuMe Super App, available now in the Apple Store and Google Play Store.

About TPT Global Tech, Inc.

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VüMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

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SOURCE: TPT Global Tech, Inc.